UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 20, 2004

Hurco Companies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

          0-9143__________               35-1150732
(Commission File Number)                   (IRS Employer Identification No.)

One Technology Way
Indianapolis, Indiana                                            46268
(Address of Principal Executive Offices)                                              (Zip Code)

(317) 293-5309
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 20, 2004, Hurco Companies, Inc. (the "Registrant") notified the Nasdaq Stock Market, Inc, ("Nasdaq") that Richard T. Niner, a member of the board of directors and the audit committee, may not qualify as an independent director for purposes of Nasdaq Marketplace Rule 4350(d)(2) regarding Audit Committee Composition. Nasdaq Marketplace Rule 4350(d)(4) provides for a cure period until the earlier of the Registrant's next annual shareholders' meeting or one year from the occurrence of the event that caused the failure to comply with this requirement, in order to regain compliance. The Registrant intends to regain compliance with Nasdaq Marketplace Rule 4350 as promptly as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2004

HURCO COMPANIES, INC.

By: /s/ Stephen J. Alesia____________
Stephen J. Alesia, Vice President and
Chief Financial Officer